Universal Technical Institute Reports Fiscal Year 2018 First Quarter Results
Reaffirms expectation to grow new student starts in fiscal 2018

SCOTTSDALE, ARIZ. - February 8, 2018 - Universal Technical Institute, Inc. (NYSE: UTI), the leading provider of transportation technician training, reported financial results for the fiscal 2018 first quarter ended December 31, 2017.

Kim McWaters, UTI's President and Chief Executive Officer, stated, "Our fiscal first quarter 2018 results provide early indications of the success we are having adapting our business to perform optimally in the present full employment environment. We improved both the quality and quantity of prospective student inquiries, a key leading indicator for our business, which grew 14.5% year-over-year. In addition, for the first time in more than two years, we had application growth in our adult channel with new student applications increasing by almost 4% over the same period last year. Overall, student starts came in ahead of plan during the quarter with show rates improving almost 500 basis points over the prior year and solid progress demonstrated in our efforts to increase new student enrollment.

“Since our founding in 1965, we have established a strong market leadership position, with more auto/diesel graduates than our three closest competitors combined. Today, we are continuing to leverage our leadership reputation for long-term growth. Key to our growth strategy is introducing new commuter campuses closer to where our students live and providing innovative programs to offer more choices and pathways to successful careers. Our recently announced Bloomfield, NJ campus and the launch of our Welding program at our Avondale, AZ campus represent our latest progress toward these goals.”

Financial Results for the Three-Month Period Ended December 31: 2017 Compared to 2016

•
Revenues for the quarter were $81.2 million, compared to $84.2 million for the prior year period. The year-over-year revenue variance was attributable to a 5.8% decrease in UTI’s average student population.

•	Operating expenses for the quarter were $84.8 million, compared to $82.8 million for the prior year period.

•
Operating loss for the quarter was $3.6 million compared to operating income of $1.4 million for the prior year period. The decline reflects the $3.0 million decrease in revenues as well as increases in advertising, contract services and professional services expenses, partially offset by a decrease in compensation expense.

•
Income tax benefit was $2.8 million for the quarter, compared to an income tax expense of $2.6 million for the prior year period. The current period benefit was primarily a result of the Tax Cuts and Jobs Act, which was enacted in December 2017, as well as the loss before taxes during the quarter.

•	Net loss for the quarter was $1.1 million, compared to $1.7 million for the prior year period.

•	Net loss available for distribution to common shareholders was $2.5 million, or $0.10 per diluted share, compared to $3.0 million, or $0.12 per diluted share for the prior year period.

•
Earnings before interest, taxes, depreciation and amortization (EBITDA) for the three months ended December 31, 2017 was $0.8 million, compared to $6.3 million for the prior year period. (See “Use of Non-GAAP Financial Information” below.)

•	Our early adoption of the new accounting standard on revenue recognition resulted in a non-cash increase to equity of approximately $37.2 million as of October 1, 2018.

Student Metrics

	Three Months Ended December 31,
	2017	2016
	(Rounded to hundreds)
Total starts	1,300	1,400
Average undergraduate full-time student enrollment	11,300	12,000
End of period undergraduate full-time student enrollment	10,400	10,800

Fiscal 2018 Outlook

•
UTI expects new student starts to grow in the low single digits in fiscal 2018 with the growth more heavily weighted toward the back half of the year. UTI’s goal is for its student population at year-end 2018 to be larger than it was at year-end 2017.

•
Fiscal 2018 average student population is anticipated to be down in the mid single digits due to a 6% lower beginning population and the timing of the low single digit start growth expected for the full year.

•	UTI expects full year 2018 revenue to range between $310 million and $320 million, compared to $324 million in fiscal 2017, primarily due to the expected lower average student population.

•	Operating expenses are expected to range between $340 million and $345 million.

•
UTI expects an operating loss of between $20 million and $25 million and negative EBITDA due to the lower total revenue expected in 2018 as compared to 2017, along with the financial impact of opening its New Jersey campus, its planned investments in marketing and admissions to support start growth and the planned expansion of its welding program.

•
Capital expenditures are expected to be between $24 million and $25 million, including $11 million for the Bloomfield, New Jersey campus that is expected to open in fall 2018; approximately $4 million to expand the Company's welding program to two additional campuses; $7 million for new and replacement equipment for existing campuses; and approximately $2.5 million for real estate consolidation. The Company expects its efforts to rationalize its real estate footprint will provide net cost savings of $3 million to $4 million on an annualized basis starting in fiscal 2019.

Conference Call
Management will hold a conference call to discuss the 2018 first quarter results on Thursday, February 8th at 2:30 p.m. PST (4:30 p.m. EST). This call can be accessed by dialing 412-317-6790 or 844-881-0138. Investors are invited to listen to the call live at http://uti.investorroom.com/. Please access the website at least 10 minutes early to register, download and install any necessary audio software. A replay of the call will be available on the Investor Relations section of UTI's website for 60 days or the replay can be accessed through February 20, 2018 by dialing 412-317-0088 or 877-344-7529 and entering pass code 10116512.

Use of Non-GAAP Financial Information
This press release and the related conference call contains non-GAAP (Generally Accepted Accounting Principles) financial measures, which are intended to supplement, but not substitute for, the most directly comparable GAAP measures. Management chooses to disclose to investors, these non-GAAP financial measures because they provide an additional analytical tool to clarify the results from operations and helps to identify underlying trends. Additionally, such measures help compare the Company's performance on a consistent basis across time periods. Management also utilizes EBITDA as a performance measure internally. To obtain a complete understanding of the Company's performance these measures should be examined in connection with net income (loss), determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission. Since the items excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered an alternative to net income as a measure of the Company's operating performance or profitability. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may calculate non-GAAP financial measures differently than UTI does, limiting their usefulness as a comparative measure across companies. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures are included below.

Safe Harbor Statement
All statements contained herein, other than statements of historical fact, are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, as amended. Such statements are based upon management's current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the Company's actual results include, among other things, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by UTI, increased investment in management and capital resources, the effectiveness of the recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic conditions of the Company and other risks that are described from time to time in the Company's public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the Company's filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release. Except as required by law, the Company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

About Universal Technical Institute, Inc.
With more than 200,000 graduates in its 52-year history, Universal Technical Institute, Inc. (NYSE: UTI) is the nation’s leading provider of technical training for automotive, diesel, collision repair, motorcycle and marine technicians, and offers welding technology and computer numerical control (CNC) machining programs. The company has built partnerships with industry leaders, outfits its state-of-the-industry facilities with current technology, and delivers training that is aligned with employer needs. Through its network of 12 campuses nationwide, UTI offers post-secondary programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NASCAR Tech). The company is headquartered in Scottsdale, Arizona. For more information, visit uti.edu.

Company Contact:
Bryce Peterson
Chief Financial Officer
Universal Technical Institute, Inc.
(623) 445-0993

Investor Relations Contact:

Becky Herrick
LHA Investor Relations
(415) 433-3777
UTI@lhai.com

(Tables Follow)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF LOSS
(UNAUDITED)

	Three Months Ended December 31,
	2017	2016
	(In thousands, except per share amounts)
Revenues	$81,156	$84,179
Operating expenses:
Educational services and facilities	44,081	47,154
Selling, general and administrative	40,679	35,638
Total operating expenses	84,760	82,792
Income (loss) from operations	(3,604)	1,387
Other income (expense):
Interest expense, net	(431)	(749)
Equity in earnings of unconsolidated affiliate	97	128
Other income (expense), net	(26)	120
Total other expense, net	(360)	(501)
Income (loss) before income taxes	(3,964)	886
Income tax expense (benefit)	(2,829)	2,610
Net loss	$(1,135)	$(1,724)
Preferred stock dividends	1,323	1,323
Loss available for distribution	$(2,458)	$(3,047)

Loss per share:
Net loss per share - basic	$(0.10)	$(0.12)
Net loss per share - diluted	$(0.10)	$(0.12)
Weighted average number of shares outstanding:
Basic	25,008	24,625
Diluted	25,008	24,625

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	Dec. 31, 2017	Sept. 30, 2017
Assets	(In thousands)
Current assets:
Cash and cash equivalents	$86,450	$50,138
Restricted cash	14,143	14,822
Trading securities	—	40,020
Held-to-maturity investments, current portion	6,804	7,759
Receivables, net	8,969	15,197
Notes receivable, current portion	5,074	—
Prepaid expenses and other current assets	19,847	18,890
Total current assets	141,287	146,826
Property and equipment, net	105,794	106,664
Goodwill	9,005	9,005
Notes receivable, less current portion	35,178	—
Other assets	11,634	11,607
Total assets	$302,898	$274,102

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$32,928	$37,481
Deferred revenue	41,880	41,338
Accrued tool sets	2,797	2,764
Dividends payable	1,323	—
Financing obligation, current	1,158	1,106
Income tax payable	334	490
Other current liabilities	3,285	3,210
Total current liabilities	83,705	86,389
Deferred tax liabilities, net	329	3,141
Deferred rent liability	6,334	6,887
Financing obligation	41,724	42,035
Other liabilities	9,923	9,874
Total liabilities	142,015	148,326

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.0001 par value, 100,000,000 shares authorized, 31,874,623 shares issued and 25,009,726 shares outstanding as of December 31, 2017 and 31,872,433 shares issued and 25,007,536 shares outstanding as of September 30, 2017	3	3
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; 700,000 shares of Series A Convertible Preferred Stock issued and outstanding as of December 31, 2017 and September 30, 2017, liquidation preference of $100 per share	—	—
Paid-in capital - common	185,496	185,140
Paid-in capital - preferred	68,853	68,853
Treasury stock, at cost, 6,864,897 shares as of December 31, 2017 and September 30, 2017	(97,388)	(97,388)
Retained earnings (deficit)	3,919	(30,832)
Total shareholders’ equity	160,883	125,776
Total liabilities and shareholders’ equity	$302,898	$274,102

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended December 31,
	2017	2016
	(In thousands)
Cash flows from operating activities:
Net loss	$(1,135)	$(1,724)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,362	3,639
Amortization of assets subject to financing obligation	671	670
Bad debt expense	338	249
Stock-based compensation	359	548
Deferred income taxes	(2,812)	—
Equity in earnings of unconsolidated affiliates	(97)	(128)
Training equipment credits earned, net	(224)	(246)
Other gains (losses), net	11	(13)
Changes in assets and liabilities:
Restricted cash	(21)	(11,147)
Receivables	5,890	2,574
Prepaid expenses and other assets	(1,250)	(362)
Notes receivable	(3,043)	—
Accounts payable and accrued expenses	(4,952)	(12,644)
Deferred revenue	542	(2,283)
Income tax payable/receivable	(156)	4,198
Accrued tool sets and other current liabilities	360	78
Deferred rent liability	(553)	(509)
Other liabilities	82	(304)
Net cash used in operating activities	(2,628)	(17,404)
Cash flows from investing activities:
Purchase of property and equipment	(2,556)	(1,441)
Proceeds from disposal of property and equipment	2	—
Proceeds received upon maturity of investments	947	720
Purchase of trading securities	(894)	—
Proceeds from sales of trading securities	40,902	—
Return of capital contribution from unconsolidated affiliate	101	118
Restricted cash: other	700	2,037
Net cash provided by investing activities	39,202	1,434
Cash flows from financing activities:
Payment of financing obligation	(259)	(214)
Payment of payroll taxes on stock-based compensation through shares withheld	(3)	(2)
Net cash used in financing activities	(262)	(216)
Net increase (decrease) in cash and cash equivalents	36,312	(16,186)
Cash and cash equivalents, beginning of period	50,138	119,045
Cash and cash equivalents, end of period	$86,450	$102,859

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

Reconciliation of Net Loss to EBITDA

	Three Months Ended December 31,
	2017	2016
	(In thousands)
Net loss	$(1,135)	$(1,724)
Interest expense, net	431	749
Income tax expense (benefit)	(2,829)	2,610
Depreciation and amortization	4,376	4,639
EBITDA	$843	$6,274

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL INFORMATION
(UNAUDITED)

Selected Supplemental Financial Information

	Three Months Ended December 31,
	2017	2016
	(In thousands)
Salaries expense	$34,036	$35,796
Employee benefits and tax	7,379	7,504
Bonus expense	1,762	1,787
Stock-based compensation	359	548
Total compensation and related costs	$43,536	$45,635

Occupancy expense, net of subleases	$9,221	$9,463
Depreciation and amortization expense	$4,376	$4,639
Bad debt expense	$338	$249

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